UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 29, 2006


                         CLEAN DIESEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                   000-27432               06-1393453
--------------------------------   -----------------   -------------------------
  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


  SUITE 702, 300 ATLANTIC STREET, STAMFORD, CT                06901
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    (Address of principal executive offices)                (Zip Code)


Registrant's telephone number including area code:        (203) 327-7050
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 29, 2006, Clean Diesel Technologies, Inc. (the "Company") entered into material definitive agreements with 36 investors (32 non-U.S. investors and 4 U.S. investors) for the purchase in private placements by such investors of seven million (7,000,000) of the Company's common shares, par value $0.05, and warrants for the purchase of an additional seven million (7,000,000) shares of its common stock, all for the total gross sales price of $9,450,000.35. Of these investors, Ruffer LLP and Hawkwood Capital LLP hold five percent (5%) or more of the Company's issued and outstanding shares of common stock. These private placements qualified for the exemptions from registration under the Securities Act of 1933, as amended, (the "Act") afforded by Regulation S and Regulation D under the Act. A more detailed description of such private placements is set out under Item 3.02 below of this current report on Form 8-K.

     The material terms of the agreements are that:

     (i) The Company sold and the investors bought units of one share of common stock and warrants to buy one share of common stock for the consideration of $1.35 per unit;

     (ii) The investors represented that they were acquiring the shares, the warrants and the shares of common stock underlying the warrants for their own accounts as an investment, and undertook with respect to these securities to comply with the transfer restrictions of Regulation S or Regulation D, as the case may be;

     (iii) The Company undertook to apply for the listing of (i) the 7,000,000 shares sold in this private placement on the Alternative Investment Market of the London Stock Exchange, and, (ii) the listing of its outstanding shares on the American Stock Exchange or another recognized U.S. stock exchange at such time as the Company should satisfy the applicable listing requirements; and

     (iv) The Company undertook to use its best efforts to the extent commercially practicable to effect the registration under the Act of the shares and the shares of common stock underlying the warrants following completion of the audit of its financial statements for the year 2006.

     The texts of the agreements are set out as Exhibits 10.1 (Regulation S for Non-U.S. Investors) and 10.2 (Regulation D for U.S. Investors) in this current report on Form 8-K.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES.

     On December 29, 2006, the Company secured subscription commitments for the purchase of 7,000,000 shares of the Company's common stock, par value $0.05, and warrants for the purchase of an additional 7,000,000 shares of common stock for aggregate gross cash proceeds of $9,450,000.35. The securities were sold in units consisting of one share of common stock, one Class A Warrant and one Class B Warrant at a purchase price of $1.35 per unit. The Warrants are immediately exercisable. The Class A Warrants entitle the holder until July 2, 2007 to purchase, at a price of $2.00 per share, one share of common stock for every two shares acquired in the offering. The Class B Warrants entitle the holder until December 29, 2007 to purchase, at a price of $2.50 per share, one share of common stock for every two shares acquired in the offering.

     In connection with this offering, the Company incurred expenses including commissions to the placement agent of approximately $410,000. In addition, the Company will issue five-year warrants to purchase 837,994 shares of the Company's common stock, at an exercise price of $1.6875 per share, to the placement agent as additional compensation for its services, subject to the availability of authorized capital not otherwise committed.

     Of the total shares sold, 6,690,689 were sold to offshore investors, primarily in the United Kingdom, and in connection therewith, the Company claims the exemption from registration provided by Regulation S of the Act. Of the total shares sold, 309,312 were sold to investors in the United States, and in connection therewith, the Company claims the exemption from registration provided by Regulation D of the Act. Directors and senior management invested $106,321 for a total of 78,756 common shares and 78,756 warrants.


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
     Attached as Exhibit 99.1 is the Company's press release issued on January 3, 2007 announcing the transaction.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

    Exhibit No.   Description of Exhibit
    ------------  ----------------------
    Exhibit 10.1  Form of Commitment Letter by and between the Company and Non-U.S. Purchasers of Units consisting of shares of common stock and warrants.

    Exhibit 10.2  Form of Commitment Letter by and between the Company and U.S. Purchasers of Units consisting of shares of common stock and warrants.

    Exhibit 99.1  Press Release dated January 3, 2007.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CLEAN DIESEL TECHNOLOGIES, INC.

                            By:  /S/ Ann B. Ruple
                                 ----------------------------------------
                                 Ann B. Ruple

                                 Its: Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)


Dated: January 10, 2007


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